MMH HOLDINGS, INC.

                        12% Exchange Debentures due 2009

                                                                 CUSIP No.: [  ]
            No. [   ]                                             $[    ]

            MMH HOLDINGS, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
[    ] or registered assigns, the principal sum [of $[    ] [    ] Dollars]
[indicated on Schedule A hereof]*, on      , 2009.

            Interest Payment Dates: [      ]

            Record Dates: [      ]

            Reference is made to the further provisions of this 12% Exchange Debenture due 2009 (this "Note") contained herein, which will for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.

--------
*Include for Global Notes.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

            Dated:

                                              MMH HOLDINGS, INC.


                                              By:
                                                 -------------------------------
                                                     Name:
                                                     Title:


                                              By:
                                                 -------------------------------
                                                     Name:
                                                     Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the 12% Exchange Debentures due 2009 described in the within-mentioned Indenture.

            Dated:                            [         ], as Trustee


                                              By
                                                 -------------------------------
                                                 Authorized Signatory

                                (REVERSE OF NOTE)

                               MMH HOLDINGS, INC.

                        12% Exchange Debentures due 2009

            1. Interest.

            MMH HOLDINGS, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on April 1 and October 1 of each year (an "Interest Payment Date"), commencing the Interest Payment Date following the date of issuance of this Note. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Note. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Capitalized terms used herein and not defined shall have the meanings given them in the Indenture.

            Notwithstanding anything herein to the contrary, on each Interest Payment Date through and including April 1, 2003, the entire amount of the interest payment on the Notes may be paid, at the option of the Company, in additional Notes ("Secondary Notes") (valued at 100% of the principal amount thereof). The Company may, at its option, pay cash in lieu of issuing any Secondary Note to the extent the principal amount of such Secondary Note is not an integral multiple of $1,000. The Company shall notify the Trustee of the Company's election to pay interest in Secondary Notes not less than 5 days prior to the Record Date for an Interest Payment Date. On each such Interest Payment Date, the Trustee shall authenticate Secondary Notes for original issuance to each holder of Notes on the preceding Record Date, as shown on the register of the Notes, in the amount required to pay such interest. For purposes of determining the principal amount of Secondary Notes to be issued in payment of interest, the Company shall be entitled to aggregate as to each Holder the principal amount of all Notes (including Secondary Notes) held of record by such Holder.

            2. Method of Payment.

            The Company shall pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on March 15 or September 15 preceding the Interest Payment Date (whether or not such day is a business day). A Holder must surrender this Note to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest (to the extent not paid in Secondary Notes) in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"); provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment (including any indirect payment made in Secondary Notes) to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar.

            Initially, [      ] (the "Trustee") will act as Paying Agent and
Registrar. The Company may change any Paying Agent, Registrar without notice to the Holders of the Notes. Neither the Company nor any of its subsidiaries or its Affiliates may act as Paying Agent but may act as Registrar.

            4. Indenture.

            The Company issued the Notes under an Indenture, dated as of [ ] (the "Indenture"), by and between the Company and the Trustee. The terms of this
Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. This Note is subject to all such terms, and Holders of this Note is referred to the Indenture and the TIA for a statement of them. The Notes are limited in aggregate principal amount to [$ ], plus any Secondary Notes issued as provided in paragraph 1 above and the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.

            5. Optional Redemption.

            The Notes will be redeemable, at the Company's option, in whole or in part, at any time from time to time on or after April 1, 2003, at the following Redemption Prices (expressed as percentages of the principal amount) together, in each case with if redeemed during the twelve-month period commencing on April of the years set forth below, plus, in each case, accrued interest thereon to the date of redemption:

            Year                                              Percentage
            ----                                              ----------
            2003................................................106.000%
            2004................................................104.000%
            2005................................................102.000%
            2006 and thereafter.................................100.000%

            Notwithstanding the foregoing, the Company may redeem in the aggregate all, but not less than all, of the Notes then outstanding at any time prior to April 1, 2001, at a redemption price equal to 112.000% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided, that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

            6. Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

            If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

            7. Change of Control Offer.

            Upon the occurrence of a Change of Control, the Company will be required, subject to certain limitations, to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

            8. Limitation on Certain Asset Sales.

            The Company is subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

            9. Denominations; Transfer; Exchange.

            The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000; provided, however, that Secondary Notes and Notes issued in exchange for the Series A Senior Preferred Stock may be issued in denominations of less than $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

            [10. Persons Deemed Owners.

            The registered Holder of a Note shall be treated as the owner of it for all purposes.]

            [10. The Global Note.

            So long as this Global Note is registered in the name of the Depository or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depository or the Trustee as its custodian, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or (ii) impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

            The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

            Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Excess Proceeds Offer or an exchange for Physical Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount at Maturity of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount at Maturity of $1,000 or an integral multiple of $1,000.]*

            11. Unclaimed Funds.

            If funds for the payment of principal, premium or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

            12. Defeasance and Covenant Defeasance.

            The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

            13. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Company and the Trustee may amend or supplement the

Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

            14. Restrictive Covenants.

            The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make Restricted Payments, to incur Indebtedness, to issue Preferred Stock or other Capital Stock of Restricted Subsidiaries, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with Affiliates. The limitations are subject to a number of important qualifications and exceptions.

            15. Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

            16. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            17. No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            18. Authentication.

            This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

            19. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            20. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            21. Subordination.

            The Indebtedness evidenced by the Notes is to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: MMH HOLDINGS,
INC., 315 West Forest Hill Avenue, Oak Creek, Wisconsin 53154, Attn:[     ].

                                   [SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

      The initial principal amount at Maturity of this Global Note shall be
[   ] [($    )]. The following decreases/increases in the principal amount at
Maturity of this Global Note have been made:

================================================================================
                                            Total Principal
             Decrease in    Increase in     Amount at Maturity    Notation
Date of      Principal      Principal       Following such        Made by or
Decrease/    Amount at      Amount at       Decrease/             on Behalf of
Increase     Maturity       Maturity        Increase              Trustee
--------     --------       --------        --------              -------
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                                      A-9

                                 ASSIGNMENT FORM

            I or we assign and transfer this Note to ________________________

_______________________________________________________________________________

______________________________________________________________________________.

(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint____________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                                     Signed:
      ---------------------------                 ------------------------------
                                           (Sign exactly as name appears on the
                                           other side of this Note)


Signature Guarantee:
                                           -------------------------------------
                                           Participant in a recognized
                                           Signature Guarantee Medallion
                                           Program (or other signature
                                           guarantor program reasonably
                                           acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or Section 4.20 of the Indenture, check the appropriate box:

            Section 4.12 [    ]              Section 4.20 [    ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section or Section of the Indenture, state the amount:

$______________


Date:                                       Your Signature:
     ----------------                                      ---------------------
                                            (Sign exactly as name appears on the
                                            other side of this Note)


Signature Guarantee:
                     -----------------------------------------


                                      A-11